Exhibit 10.29.12

EXECUTION

AMENDMENT NO. 12 TO

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

THIS AMENDMENT NO. 12 TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”) is made and entered into as of October 31, 2019, by and between Bank of America, N.A. (“Buyer”) and loanDepot.com, LLC (“Seller”). This Amendment amends that certain Amended and Restated Master Repurchase Agreement by and between Buyer and Seller, dated as of July 17, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”).

R E C I T A L S

Buyer and Seller have previously entered into the Agreement pursuant to which Buyer may, from time to time, purchase certain mortgage loans from Seller and Seller agrees to sell certain mortgage loans to Buyer under a master repurchase facility. Buyer and Seller hereby agree that the Agreement shall be amended as more fully provided herein.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.	Amendment. Effective as of October 31, 2019, Section 6.3(b) of the Agreement is hereby amended by deleting the last paragraph of such Section in its entirety and replacing it with the following:

For the sake of clarity, it is hereby understood and agreed that the foregoing margining provisions are generally subject to the close-out and netting mechanics set forth in that certain Master Margining, Setoff and Netting Agreement, dated as of November 29, 2013, between Buyer and Seller, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Netting Agreement”). Any Margin Deficit calculated pursuant to the terms of this Section 6.3 shall be allocated, pro rata, to the Participated Facility Amount and the Non-Participated Facility Amount, and shall be subject to the Netting Agreement. For the avoidance of doubt, the portion of the Margin Deficit allocated to the Participated Facility Amount shall be subject to the Pass-Through Participations.

2.

No Other Amendments; Conflicts with Previous Amendments. Other than as expressly modified and amended herein, the Agreement shall remain in full force and effect and nothing herein shall affect the rights and remedies of Buyer as provided under the Agreement. To the extent any amendments to the Agreement contained herein conflict with any previous amendments to the Agreement, the amendments contained herein shall control.

3.	Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

4.

Representations. In order to induce Buyer to execute and deliver this Amendment, Seller hereby represents to Buyer that as of the date hereof, after giving effect to this Amendment, (i) Seller is in full compliance with all of the terms and conditions of the Principal Agreements and remains bound by the terms thereof, and (ii) no Potential Default or Event of Default has occurred and is continuing under the Principal Agreements.

5.

Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Section 5-1401 of the New York General Obligations Law which shall govern). All legal actions between or among the parties regarding the Agreement, including, without limitation, legal actions to enforce the

Agreement or because of a dispute, breach or default of the Agreement, shall be brought in the federal or state courts located in New York County, New York, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions and the parties acknowledge and agree that venue in such courts shall be convenient and appropriate for all purposes.

6.

Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

7.

Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Facsimile signatures shall be deemed valid and binding to the same extent as the original.

[signature page follows]

IN WITNESS WHEREOF, Buyer and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above. Buyer shall have no obligation to honor the terms and conditions of this Amendment if Seller fails to fully execute and return this document to Buyer within three (3) days after the date hereof.

BANK OF AMERICA, N.A.	LOANDEPOT.COM, LLC

By:	By:
Name:	Name:
Title:	Title:

Signature Page to Amendment No. 12 to A&R MRA (BANA/loanDepot)